UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 14, 2008

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Incorporation)

001-32347 (Commission File Number)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement.
Item 8.01	Other Events.
Item 9.01	Financial Statements and Exhibits.

Signatures

Exhibit Index

Exhibit 99.1

Ex-1.1	Amended and Restated Underwriting Agreement
Ex-99.1	Press Release

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On May 9, 2008, Ormat Technologies, Inc. (the “Company”) entered into an amended and restated underwriting agreement with Lehman Brothers Inc. (the “Underwriter”) relating to the sale to the Underwriter of 3,100,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in connection with a public offering of the Common Stock. The Underwriter agreed to purchase the Common Stock from the Company pursuant to the amended and restated underwriting agreement at a price of $48.36 per share.

The public offering of the Common Stock was made through a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s shelf registration statement on Form S–3 (File No. 333–131064). The sale closed on May 14, 2008. The net proceeds to the Company after deducting the Company’s estimated expenses are approximately $149.6 million.

The foregoing description of the amended and restated underwriting agreement is qualified in its entirety by reference to the amended and restated underwriting agreement attached hereto as Exhibit 1.1 and incorporated by reference herein.

Item 8.01. Other Events.

On May 14, 2008, the Company issued a press release announcing the closing of the sale of Common Stock in a public offering.

A copy of the press release announcing the public offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are furnished as part of this report on Form 8-K:

1.1 Amended and Restated Underwriting Agreement, dated as of May 9, 2008, among Lehman Brothers Inc. and the Company.

99.1 Press release of the Company dated May 14, 2008.

Safe Harbor Statement

Information provided in this report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Company’s plans, objectives and expectations for future operations and are based upon its management’s current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see “Risk Factors” as described in Ormat Technologies, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.
By	/s/ YEHUDIT BRONICKI
Name: Yehudit Bronicki
Title: Chief Executive Officer

Date: May 14, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1	Amended and Restated Underwriting Agreement, dated as of May 9, 2008, among Lehman Brothers Inc. and the Company.
99.1	Press Release of the Company dated May 14, 2008.